                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File No.'s 333-59281, 333-64389, 333-78317 and 333-64300) and on Form S-3 (File
No. 333-58328) of our report dated March 9, 2001, on our audit of the consolidated financial statements of EER Systems, Inc., which is included in the current report on Form 8-K of the Company dated December 19, 2001.



                                                 /s/ PricewaterhouseCoopers LLP



1751 Pinnacle Drive
McLean, Virginia
December 19, 2001